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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the inclusion in this registration statement of our report dated January 23, 1997 for the fiscal year ended December 31, 1996 and to all references to our Firm included in or made a part of this Registration Statement.


                                               Arthur Andersen LLP


Atlanta, Georgia
February 21, 1997